EXHIBIT 99.1
Brady Corporation Completes Transformational Acquisition of Honeywell Technologies’ Productivity Solutions and Services Business, Creating Leading Industrial Technology Company

•Global Industrial Technology Platform Delivering Identification, Safety and Productivity Solutions
•Expanded Addressable Market with Comprehensive Capabilities Across Verticals
•PSS is expected to contribute approximately $0.80 of incremental Adjusted Diluted Earnings Per Share* within the first year following the close of the transaction

MILWAUKEE (August 3, 2026) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification, safety and productivity solutions, today announced that effective August 3, the Company has completed its previously announced transaction with Honeywell (Nasdaq: HON) to acquire Honeywell Technologies’ Productivity Solutions and Services (“PSS”) business. The all-cash, $1.4 billion transaction was funded with cash on hand, a senior unsecured credit facility and private placement debt, preserving substantial liquidity to support ongoing operations and future growth initiatives.

The business combination establishes Brady as a leading identification, safety and productivity solutions partner for businesses globally, leveraging Brady’s strength in printers and consumables and PSS’s leadership in mobile computing, scanning, RFID and workflow software. The PSS business generated sales of approximately $1.1 billion in 2025. As a scaled industrial technology company with enhanced capabilities, comprehensive solutions, and broader end-market exposure, we believe Brady is uniquely positioned to partner with customers to address their evolving needs.

In conjunction with the acquisition, Brady will be operated with two reportable segments. The existing Brady business will be reported as Identification Solutions and the PSS business will be reported as Intelligent Productivity Solutions.

Management Commentary
“Today marks the beginning of the next chapter for Brady as a leading industrial technology company, with enhanced capabilities and greater market access. The combination of Brady and PSS’s portfolios creates an industrial technology leader with capabilities across identification, safety, connectivity, and intelligent workflow solutions. Brady now serves customers in nearly every end market, with an expanded portfolio designed to help customers improve productivity, safety and operational performance,” said Brady’s President and Chief Executive Officer, Vineet Nargolwala.

Mr. Nargolwala continued, “While this transaction significantly expands Brady's scale and capabilities, our approach and objectives remain the same: producing trusted products and services, consistent operational execution, disciplined capital allocation, and creating significant value for our teams, customers and shareholders. We welcome the over 3,000 members of the PSS team to Brady and together, we will build the next chapter of Brady.”

The combined Company provides a Comprehensive Industrial Technology Platform
•Comprehensive technology portfolio: Product portfolio adds scale and extends Brady into adjacent workflows, including mobile computing, barcode scanning, RFID and workflow software, complementing Brady’s leading position in its printers and specialty adhesive materials portfolios.
•Expanded addressable market: Brady now has access to the $9 billion productivity solutions market, better positioning the Company to benefit from secular tailwinds across automation, digitization, and asset tracking as global companies continue to seek automation and efficiency opportunities.
•Increased recurring revenue opportunity: PSS’s high-margin software and service offerings provide the Company with an opportunity to increase recurring revenue, improve long-term margin profile, and strengthen customer relationships.
•Compelling financial platform: The PSS acquisition is expected to be immediately accretive to Adjusted Diluted Earnings per Share* (approximately $0.80 within the first twelve months following the close of the transaction) with strong cash generation to support deleveraging. Brady expects to achieve a minimum of $25 million in annual run-rate cost synergies within three years of closing through improved operational efficiency. After accounting for transaction financing, Brady expects net debt-to-EBITDA* of approximately 2.5x, anticipating that it will deleverage to below 2.0x within two years following close. Brady is committed to maintaining a strong balance sheet to support its disciplined and consistent capital allocation strategy.

About Brady
Brady Corporation (NYSE: BRC) is a global industrial technology company and a leading provider of identification, safety, and productivity solutions that help organizations of all sizes to identify, connect, protect, track, and optimize what matters most. By combining trusted identification technologies with advanced data capture, enterprise mobility, software and workflow solutions, Brady’s comprehensive offerings enable its customers to improve safety, productivity, accuracy, and operational performance across their most critical functions and in the world’s most demanding environments. For more than 110 years, Brady has established trust and demonstrated its commitment to innovation, serving customers across manufacturing, logistics, healthcare, electronics, telecommunications, aerospace, construction, and other key industries, to make their work safer, smarter, and more connected. Headquartered in Milwaukee, Wisconsin, Brady employs approximately 9,400 people worldwide. Brady stock trades on the New York Stock Exchange under the symbol BRC. Learn more at www.bradyid.com.

* Adjusted Diluted EPS and the ratio of net debt to EBITDA are non-GAAP measures. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information to understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses these non-GAAP measures to help us evaluate our business and forecast our future results. This additional information is not meant to be considered in isolation or as a substitute for results of operations prepared and presented in accordance with GAAP. For forward-looking non-GAAP measures as used in this press release, we do not attempt to provide a reconciliation to the equivalent GAAP measures as certain elements of these measures are dependent on future events and therefore cannot be precisely calculated without unreasonable effort or expense. The significance of these elements are indeterminable at this time. Forward-looking non-GAAP measures are estimated in a manner consistent with our historical practice.

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In this release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, statements about the success of the acquisition, including anticipated benefits and synergies of the transaction, future opportunities for the combined company, and any other statements regarding the establishment of a new reporting segment for the PSS business, the combined company’s future operations and future financial position, anticipated economic activity, business strategies, targets, future earnings, anticipated growth, market opportunities, debt levels and cash flows, competition and other expectations and estimates for future periods including plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For the Company, uncertainties arise from: the ability of the Company and the PSS business to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; potential difficulties integrating the PSS business, or the costs of integrating the PSS business exceeding original estimates; failure of the Company to achieve the anticipated benefits and synergies of the transaction identified in this release on the timeline indicated or at all; the establishment of a new reporting segment for the PSS business; increased cost of materials, labor, material shortages and supply chain disruptions, including as a result of tariffs or other impacts of the global trade environment; decreased demand for the Company’s products; the Company’s ability to compete effectively or to successfully execute our strategy; the Company’s ability to develop technologically advanced products that meet customer demands; the Company’s ability to identify, integrate and grow acquired companies, and to manage contingent liabilities from divested businesses; difficulties in protecting the Company’s websites, networks, and systems against security breaches; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; litigation, including product liability claims; global climate change and environmental regulations; foreign currency fluctuations; our indebtedness, financial condition and fulfillment of obligations thereunder; the ability to service our indebtedness; changes in tax legislation and tax rates; potential write-offs of goodwill and other intangible assets; differing interests of voting and non-voting shareholders and changes in the regulatory and business environment around dual-class voting structures; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in the Company’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of the Company’s Form 10-K for the year ended July 31, 2025 and the risk factor listed in the “Risk Factors” section within Item 1A of Part II of the Company’s Form 10-Q for the quarterly period ended April 30, 2026.

These uncertainties may cause the Company’s actual future results to be materially different than those expressed in its forward-looking statements. The Company does not undertake to update its forward-looking statements except as required by law.

Investor and Media Contacts
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-469-2768